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                                                                  EXHIBIT 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in this DAKA International, Inc. Form 8-K pertaining to DAKA International, Inc.'s merger with Champps Entertainment, Inc.


Minneapolis, Minnesota,
  March 6, 1996